                                                                    EXHIBIT 25.1

                                   FORM T-1
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ________________________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2) _________

                              ___________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

          New York                                          13-3818954
(Jurisdiction of incorporation                            (I.R.S employer
  if not a U.S. national bank)                           identification No.)


       114 West 47th Street                                 10036-1532
          New York, NY                                      (Zip Code)
       (Address of principal
         executive offices)


                               ________________
                              ITC /\ DELTA COM, INC.
              (Exact name of obligor as specified in its charter)

            Delaware
(State or other jurisdiction of                             58-2301135
incorporation or organization)                           (I.R.S employer
                                                        identification No.)


      1241 O.G. Skinner Drive                                 31833
        West Point, Georgia                                 (Zip Code)
(Address of principal executive offices)

                               ________________
                   9 3/4% Senior Notes due November 15, 2008
                      (Title of the indenture securities)

================================================================================

                                    GENERAL

1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New
                    York (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C.
               New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

           None

3,4,5,6,7,8,9,10,11,12,13,14 and 15:

     ITC /\ DeltaCom, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3,4,5,6,7,8,9,10,11,12,13,14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS
     ----------------

     T-1.1  --  Organization Certificate, as amended, issued by the State of New
                York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.33-97056).

     T-1.2  --  Included in Exhibit T-1.1.

     T-1.3  --  Included in Exhibit T-1.1.

          16.  LIST OF EXHIBITS
               ----------------
               (cont'd)

               T-1.4     --   The By-Laws of United States Trust Company of New
                              York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15,
                              1995 with the Commission pursuant to the Trust
                              Indenture Act of 1939, as amended by the Trust
                              Indenture Reform Act of 1990 (Registration No.
                              33-97056).


               T-1.6     --   The consent of the trustee required by Section
                              321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

               T-1.7     --   A copy of the latest report of condition of the
                              trustee pursuant to law or the requirements of its supervising or examining authority.

          NOTE
          ----

          As of January 27, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

          In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                    ------------

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 28th day of January, 1999.

          UNITED STATES TRUST COMPANY
               OF NEW YORK, Trustee

          By:  /s/ Louis P. Young
               ----------------------
               Louis P. Young
               Vice President

                                                                   EXHIBIT T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    Unites States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


January 7, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,


UNITED STATES TRUST COMPANY
    OF NEW YORK

    /s/ Gerard F. Ganey
    -------------------------------------
By: Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              DECEMBER 31, 1998
                              ------------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                          $  104,220

Short-Term Investments                                              207,292

Securities, Available for Sale                                      578,874

Loans                                                             2,061,582
Less: Allowance for Credit Losses                                    17,199
                                                                 ----------
   Net Loans                                                      2,044,383
Premises and Equipment                                               58,263
Other Assets                                                        124,079
                                                                 ----------
   TOTAL ASSETS                                                  $3,117,111
                                                                 ==========
LIABILITIES
-----------
Deposits:
   Non-Interest Bearing                                          $  709,221
   Interest Bearing                                               1,908,861
                                                                 ----------
     Total Deposits                                               2,618,082

Short-Term Credit Facilities                                        170,644
Accounts Payable and Accrued Liabilities                            146,324
                                                                 ----------
    TOTAL LIABILITIES                                            $2,935,050
                                                                 ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                         14,995
Capital Surplus                                                      53,041
Retained Earnings                                                   111,402
Unrealized Gains on Securities
  Available for Sale (Net of Taxes)                                   2,623
                                                                 ----------

TOTAL STOCKHOLDER'S EQUITY                                          182,061
                                                                 ----------
  TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                           $3,117,111
                                                                 ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

February 1, 1999